Exhibit 10.219


                        SUPPLY AND DEVELOPMENT AGREEMENT

     This Supply and Development Agreement (this "Agreement") is made and entered into as of the 7th day of January, 2000 (the "Effective Date"), by and among

               LIGAND PHARMACEUTICALS INCORPORATED, a corporation organized and existing under the laws of Delaware and having its principal place of business at 10275 Science Center Drive, San Diego, California 92121 (hereinafter called "LIGAND"),

               SERAGEN, INC., a corporation organized and existing under the laws of Delaware and having its principal place of business at 99 South Street, Hopkinton, Massachusetts 01748 (hereinafter called "SERAGEN"), and

               COPHARMA, INC., a corporation organized and existing under the laws of Delaware and having a principal place of business at 45 Moulton Street, Cambridge, MA 02138 (hereinafter called "COPHARMA").

WHEREAS, SERAGEN has developed a new biological entity designated as DAB389IL-2, denileukin difitox, the active ingredient in ONTAK(R), prepared as a purified drug substance (hereinafter "PDS"), and intends to further refine the process for the manufacture of first generation PDS and to develop a process for the manufacture of a second generation final formulated bulk product (hereinafter "FFBP"); and

WHEREAS, SERAGEN desires to have COPHARMA perform certain process development support, manufacturing, validation and analytical services and services related to the refinement of the PDS manufacturing process and development of the FFBP manufacturing process, as described in Article III and Exhibit D of this Agreement (the "Technology Services"); and

WHEREAS, SERAGEN will be responsible for the commercial development and sale of PRODUCT on a worldwide basis; and

WHEREAS, SERAGEN desires to have COPHARMA manufacture (including therein, without limitation, fermentation of ONTAK pellets if required), store, test and supply commercial PRODUCT on a worldwide basis, test the final drug product
(FDP), perform stability testing, and perform reference standard qualification as described in Article II of this Agreement, all in accordance with United States current Good Manufacturing Practices (cGMPs;Title 21 C.F.R., Parts 210 211, and 600 as applicable) and their functional foreign equivalents thereof; and all other regulatory requirements and filings as applicable; and

WHEREAS, SERAGEN may, from time to time, desire to purchase from COPHARMA additional services such as, but not limited to, clinical product storage, cell line stock, storage,

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and reference standard storage and regulatory/CMC consulting all in accordance with United States current Good Manufacturing Practices (cGMPs;Title 21 C.F.R., Parts 210, 211, and 600 as applicable) and their functional foreign equivalents thereof; and all other regulatory requirements and filings as applicable; and

WHEREAS, COPHARMA is willing to undertake the manufacture, storage, testing and commercial supply of PRODUCT to SERAGEN and the provision of the Technology Services to SERAGEN and may chose to provide other services requested by SERAGEN as described above according to the terms, conditions and covenants hereinafter set FORTH.

NOW, THEREFORE, the parties hereto, in consideration of the promises and the mutual covenants and agreements contained herein, the sufficiency of which are hereby acknowledged, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.01 DEFINED TERMS. In addition to terms otherwise defined in this Agreement, the following terms have the specified meanings for purposes of this Agreement:

"Affiliate" shall mean any corporation, firm, partnership, individual or other form of business organization which is now or hereafter owned or controlled by a Party or, any corporation in which a Party owns at least fifty percent (50%) of the stock entitled to vote for directors or otherwise controls the election of directors, and any corporation, firm, partnership, individual or other form of business organization in which a Party has the maximum ownership interest it is permitted to have in the country where such business organization exists.

"Batch" shall mean an amount of PRODUCT sufficient to fill *** ( *** ) vials, each vial containing *** of PRODUCT.

"Lot" shall mean *** vials of Final Drug Product packaged into its final dosage form.

"cGMPs" shall mean:

               (i) as of the Effective Date of this Agreement, the current
               Good Manufacturing Practices standards required by the FDA as set forth in Title 21 C.F.R., Parts 210, 211 and 600 as applicable, in the United States Food, Drug & Cosmetic Act, as amended, or the applicable FDA regulations, policies or guidelines in effect, at the time of manufacture, for the manufacture and testing of pharmaceutical materials as applied to bulk pharmaceuticals, biologics, and

               (ii) in the future, may also include the corresponding equivalent requirements of the Canadian, European, Japanese and South American jurisdictions in which


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               FDP is to be marketed and sold, and such other jurisdictions of which SERAGEN informs COPHARMA from time to time that FDP is to be marketed and sold, provided that the requirements of additional jurisdictions will become part of cGMPs only in accordance with the terms of this Agreement.

"DAB389IL-2" shall mean a fusion protein developed by SERAGEN and sold in the United States under the trademark ONTAK(R) comprising the first 389 amino acids of the A and B fragments of the diphtheria toxin combined with interleukin-2.

"Facility" means the manufacturing, testing and production facility at 97 South Street, Hopkinton, Massachusetts.

"Food and Drug Act" means the Food, Drug and Cosmetic Act, 21 U.S.C. ' 301-391.

"FDA" shall mean the United States Food and Drug Administration (U.S.A).

"Final Formulated Bulk Product" or "FFBP" shall mean the second generation formulated DAB389IL-2 protein complete and ready for lyophilization, as developed in accordance with the Technology Services described in Exhibit D.

"Final Drug Product" or "FDP" shall mean PRODUCT packaged into its final dosage form (liquid or lyophilized product in vials).

"Intellectual Property" shall mean all know-how, copyrights, designs, databases, mask works, patents, trademarks, trade names and other proprietary data and rights, and all registrations and applications therefor.

"Manufacturing and Release Requirements" shall mean any and all specifications and release requirements mutually agreed on between the Parties for PRODUCT and its manufacture, including, without limitation, all product, raw materials, solvents, reagents, processing, storage, shipping and packaging specifications and necessary test protocols, product release specifications for PRODUCT, certificates of analysis and other documentation required to describe, control and assure the quality manufacture and testing of PRODUCT, which Manufacturing and Release Requirements for PDS are as specifed in Biologics License Application #97-1325 and its supplements and for FFBP will be attached upon the completion of the Technology Services, and such Manufacturing and Release Requirements may be changed only upon the written agreement of the parties. The current Manufacturing and Release Requirements for PDS are described on Exhibit A.

"MRR Documentation" means all production and release documentation specified in the Manufacturing and Release Requirements, as described in Exhibit A.

"Party" or "party" shall mean either SERAGEN, COPHARMA or, subject to the terms set forth below, LIGAND, and the term "Parties" or "parties" shall, as appropriate, mean SERAGEN, COPHARMA and LIGAND. LIGAND shall be considered a Party to this Agreement only for

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the purpose of being subject to the provisions of Section 2.05 and Sections
7.01, 7.06, 7.07 and 7.08 of this Agreement and for being liable to COPHARMA for a breach of such provisions, including liability pursuant to Article VIII to the same extent SERAGEN would be liable for such a breach.

"Process Improvements" shall mean any improvement made to the method of manufacture of PRODUCT.

"PRODUCT" shall mean purified drug substance (PDS, i.e. first generation) or final formulated bulk product (FFBP, i.e. second generation, provided that PRODUCT shall only include FFBP once all Technology Services are complete and all necessary approvals and validations for the manufacture and shipment of FFBP have been received by the Parties), collectively, manufactured by COPHARMA pursuant to the terms of this Agreement.

"PRODUCT Intellectual Property" shall mean all Intellectual Property which is specifically related to PRODUCT and its method of manufacture, including Process Improvements which are specifically related to PRODUCT. PRODUCT Intellectual Property shall not include Intellectual Property (including Process Improvements) which represent general know-how relating to the development and manufacture of biopharmaceuticals and that have applications to and or value for developing and manufacturing biopharmaceuticals other than the PRODUCT.

"Purified Drug Substance" or "PDS" shall mean the first generation formulated DAB389IL-2 protein complete and ready for fill/finish, as described in Exhibit "A".

"Regulatory Agency " shall mean:

     (i) as of the Effective date of this Agreement, the FDA and all other U.S. regulatory agencies with authority over the manufacture and/or shipment of PRODUCT, and

     (ii) in the future may also include equivalent foreign regulatory agencies including, but not limited to, those of Europe, Canada, Japan, and South America in which FDP is to be marketed and sold, and such other jurisdictions of which SERAGEN informs COPHARMA from time to time that FDP is to be marketed and sold, provided that regulatory agencies in additional jurisdictions will be included in the definition of Regulatory Agency only in accordance with the terms of this Agreement.

"Regulatory Requirements" means the Guidelines for Bulk Pharmaceuticals and the cGMPs in effect at the particular time, issued or required by the Regulatory Agency for the methods to be used in, and the facilities and controls to be used for, the manufacture, processing, packaging and storage of the manufactured PRODUCT.

"Specifications" shall mean any and all specifications mutually agreed on between the Parties for the manufacture of PRODUCT, including, without limitation, all product, raw materials, solvents, reagents and processing specifications contained within the Manufacturing and Release Requirements.

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"Agreement" means this Supply and Development Agreement entered into by and between COPHARMA, SERAGEN and LIGAND, as amended or modified from time to time.

"Technology Services" means those services set forth in Exhibits "D" and "E" to this Agreement.

                                   ARTICLE II
                COMMERCIAL SUPPLY OF PRODUCT AND RELATED SERVICES


2.01 VALIDATION REQUIREMENTS.

     (a) CURRENT VALIDATIONS. SERAGEN represents and warrants to COPHARMA that as of the Effective Date all equipment, manufacturing processes and procedures, cleaning processes and procedures and analytical test methodologies (together "Equipment and Procedures") which are used in the manufacture and testing of PRODUCT have been properly validated under all applicable Regulatory Requirements and that all such validations are in accordance with cGMPs and are in full force and effect and will remain so immediately following the Effective Date. SERAGEN further represents and warrants to COPHARMA that as of the Effective Date all validations of the Equipment and Procedures which SERAGEN deems necessary have been received and are in full force and effect and will remain so immediately following the Effective Date.

     (b) MAINTENANCE OF VALIDATIONS. COPHARMA shall use commercially reasonable efforts to maintain the validations in effect immediately following the Effective Date for all Equipment and Procedures. COPHARMA shall use commercially reasonable efforts to maintain such validations in accordance with cGMPs.

     (c) ADDITIONAL VALIDATIONS Validations in connection with the manufacture and testing of FFBP for the United States will be executed under the terms and conditions of this agreement as described in Article III and Exhibits D and E. The parties agree to negotiate in good faith the cost implications of any additional validations in connection with PRODUCT. The parties agree that with respect to additional validations required in connection with PRODUCT, additional regulatory agencies will not be deemed "Regulatory Agencies" for purposes of the remainder of this Agreement, and the requirements of any additional jurisdictions will not be deemed part of "cGMPs" for purposes of the remainder of this Agreement, until COPHARMA and SERAGEN have successfully received all required validations and approvals necessary in connection with the marketing and sale of PRODUCT in the associated jurisdictions.

2.02 REGULATORY INSPECTIONS. COPHARMA shall prepare for, submit to and endeavor to pass all inspections deemed necessary by the Regulatory Agencies. The parties agree to negotiate in good faith the cost implications of such preparations, inspections and corrective actions specific to PRODUCT.

2.03 COMMERCIAL SUPPLY. COPHARMA shall, from time to time, as requested by

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SERAGEN, supply SERAGEN with PRODUCT produced, tested, packaged and shipped according to the Manufacturing and Release Requirements under the terms and conditions of this Agreement, and in accordance with all Regulatory Requirements. SERAGEN shall be notified in writing of all significant process deviations, manufacturing failures, errors/accidents and out of specification results within one (1) working day. SERAGEN and COPHARMA agree that for purposes of this Article 2.03, email messages shall be deemed notification in writing. SERAGEN and COPHARMA shall agree to investigations of significant process deviations, manufacturing failures, errors/accidents and out of specification results if indicated prior to manufacture of subsequent Batches.

2.04 FDP RELEASE AND STABILITY TESTING. COPHARMA shall, from time to time as requested by SERAGEN, perform validated analytical release and stability testing for FDP according to SERAGEN approved standard operating procedures (SOP's ) or protocols. COPHARMA shall perform the work detailed in all protocols under cGMP conditions, and shall perform the work as detailed in the protocols within the time agreed, including laboratory testing, QA review of data and final report. In the event that SERAGEN requests a repeat of a test/protocol, COPHARMA shall begin the work within *** (***) *** of the request, and complete the work within the time specified in the original protocols. In the event that analytical release or stability test results fail to meet Specifications or acceptance criteria as defined in the protocols, COPHARMA will undertake any resulting investigations and other actions required as per cGMPs.

2.05 EXCLUSIVITY. COPHARMA shall not manufacture PRODUCT for itself, or for any other entity other than SERAGEN, except with the prior written consent of SERAGEN. SERAGEN and LIGAND, and each of their Affiliates, agree to purchase and/or sell PRODUCT produced exclusively by COPHARMA during the term of this Agreement, but retain the right to qualify a second source of supply of PRODUCT. In the event that SERAGEN identifies a second source, COPHARMA agrees to support at SERAGEN's expense the transfer to the second source of manufacturing methods and processes which constitute PRODUCT Intellectual Property, including but not limited to the manufacturing Batch records, solution preparation documents, pertinent QC assay and manufacturing SOPs, equipment specifications, QC assay validation protocols, process validation protocols, and technical transfer assistance at the discretion of COPHARMA.

2.06 FORECASTS. Upon the Effective Date, SERAGEN shall provide COPHARMA with a binding take or pay *** (***) *** forecast for PRODUCT, consisting of a minimum of *** (***) Batches (excluding any development batches called for as part of the Technology Services) for the ***. *** prior to expiration of ***, and *** thereafter for the duration of this Agreement, SERAGEN will supply COPHARMA with a binding *** forecast for PRODUCT for the ***. By *** of *** SERAGEN will issue a PO for the PRODUCT requirements for the *** of the following *** and by *** of *** SERAGEN will issue a PO for the PRODUCT requirements for the *** of the ***. Delivery of the first *** Batches of PRODUCT against the PO for the *** of the *** will be no sooner than ***, and delivery of the first *** Batches of PRODUCT against the PO for the *** of the *** will be no sooner than ***. PRODUCT will be delivered at a


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maximum rate of *** Batches *** thereafter.

For the ***, only, the PO for the *** will be issued by *** of *** and the PO for the *** will be issued by ***. Delivery of the first *** Batches of PRODUCT against the PO for the *** will be no sooner than ***, and delivery of the first *** Batches of PRODUCT against the PO for the *** will be delivered no sooner than ***. PRODUCT will be delivered at a maximum rate of *** Batches *** thereafter.

Notwithstanding the maximum Batch delivery rate set forth above, additional PRODUCT Batches may be delivered to SERAGEN at any time on mutual agreement of the parties if adequate PRODUCT inventory is available.

COPHARMA shall notify SERAGEN within 10 business days of receipt of each forecast if it anticipates that it will be unable to meet any or all of the forecasted requirements, provided, however, that failure to make such notification will not obligate COPHARMA to supply amounts of PRODUCT beyond the limitations set forth below in this Section 2.06.

COPHARMA may reject, and is under no obligation to fulfill, any purchase order for PRODUCT which, when aggregated with previously received purchase orders and any development batches called for under the Technology Services, (i) exceeds by more than ***% the current *** forecast or the current *** forecast previously delivered by SERAGEN in accordance with this Section 2.06, (ii) exceeds *** Batches in any given calendar year or *** Batches in any six-month period, (iii) exceeds the production capacity of *** Batches every two weeks or *** Batches per month of COPHARMA'S facility at 97 South Street, Hopkinton, Massachusetts, or (iv) cannot be filled due to circumstances arising under Section 11.10. COPHARMA shall notify SERAGEN in writing of any rejection within ten (10) days of receipt of the purchase order being rejected. Any purchase order which is not rejected within this ten (10) days of receipt shall be deemed accepted by COPHARMA.

2.07 MANUFACTURING MATERIALS. COPHARMA shall be responsible for planning and ordering an adequate supply of other components meeting the Specifications that are necessary to manufacture PRODUCT. Further, COPHARMA shall provide facilities to adequately store and maintain all raw materials, starting materials, reagents, intermediates and PRODUCT within Specifications. COPHARMA shall ensure that, to the extent COPHARMA and SERAGEN have agreed upon a price for such services, appropriate diligence, caution and management are taken in COPHARMA'S storage and control of key cell lines and other reagents owned by SERAGEN which are directly related to the manufacture and testing of ONTAK, such as, but not limited to, ***.

2.08 CREDIT FOR CURRENT STOCKS OF MATERIALS AND REAGENTS. As of the Effective Date SERAGEN has the raw materials, starting materials, reagents and other components (the "Components") to manufacture *** (***) Batches of PRODUCT. As of the Effective Date the Components are being stored at the Facility. SERAGEN agrees that following the Effective Date


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it will make these materials available to COPHARMA for use by COPHARMA in the manufacture and supply of PRODUCT. COPHARMA will credit against SERAGEN'S payment due for PRODUCT or other services provided pursuant to this Agreement a total of *** representing the value of such Components. The *** will be credited to SERAGEN in ***.

2.09 MANUFACTURING PROCESS. All PRODUCT provided to SERAGEN by COPHARMA shall meet the Specifications, which cannot be changed unless agreed to in a dated, written document signed by the Parties. In addition, if any Regulatory Agency having jurisdiction in any country where SERAGEN is selling FDP requires any changes to the Specifications, COPHARMA shall make reasonable efforts to make the required changes, at SERAGEN's expense. In the event amendments or supplements are required to the Specifications for the purpose of complying with current Regulatory Requirements, the parties shall mutually agree on appropriate amendments or supplements.

2.10 PROCESS IMPROVEMENTS. Each of COPHARMA and SERAGEN shall have the right to request changes to implement Process Improvements or to reduce the cost of manufacturing, by written notice delivered to the other party. COPHARMA and SERAGEN shall meet as soon as possible after such notification to discuss such changes and the continued provision of PRODUCT under this Agreement. No change shall be implemented by COPHARMA, whether requested by either of the parties or requested or required by any governmental agency, until SERAGEN has agreed in writing to such change. Under no circumstances shall this section be construed to require either party to agree to changes that do not comply with cGMP Requirements.

2.11 QUALITY CONTROL AND QUALITY ASSURANCE. COPHARMA shall conduct quality control testing and release the PRODUCT (hereafter referred to as "COPHARMA QA release") in accordance with (a) the methods and procedures described in the Manufacturing and Release Requirements, and (b) current Regulatory Requirements. Unless otherwise authorized by SERAGEN, shipment of PRODUCT shall not occur prior to SERAGEN's release of the PRODUCT, which release will be based solely upon SERAGEN'S review of the MRR Documentation supplied by COPHARMA. COPHARMA shall retain all records pertaining to testing as required by cGMP.

2.12 NON-CONFORMING MANUFACTURED PRODUCT. COPHARMA shall provide SERAGEN'S quality assurance and compliance department with copies of completed MRR Documentation listed in Exhibit A, and shall endeavor to do so within 10 business days of COPHARMA QA release of PRODUCT. Within thirty (30) days after COPHARMA QA release of each batch of PRODUCT and receipt of all MRR Documentation, SERAGEN shall determine by review of the MRR Documentation whether or not the given Batch of PRODUCT conforms to the Manufacturing and Release Requirements, and was manufactured in accordance with cGMPs; provided that COPHARMA provides timely answers to information requests and resolution of issues arising from SERAGEN's review of MRR Documentation. If within the thirty
(30) days SERAGEN QA makes a determination that SERAGEN believes the Batch to be nonconforming,


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SERAGEN shall have the right to reject the Batch in its entirety and shall notify COPHARMA promptly of this decision. If SERAGEN does not reject the Batch within such thirty (30) day period the Batch will be deemed accepted by SERAGEN. Acceptance of the Batch by SERAGEN triggers payment as described in Article VI. Any dispute between COPHARMA and SERAGEN as to whether or not a Batch that has been rejected by SERAGEN is nonconforming will be resolved in accordance with the procedures set forth in Section 2.15 below.

2.13 REPLACEMENT BATCH. COPHARMA shall notify SERAGEN promptly of a rejection of a Batch by COPHARMA QA, or any delay or irregularity encountered during manufacture which could lead to a rejection. SERAGEN and COPHARMA shall promptly and mutually agree upon new dates for the initiation and completion by COPHARMA of the manufacture of a replacement Batch of PRODUCT if required to meet any outstanding purchase order.

In the event that a replacement Batch is commenced prior to a rejection and the Parties subsequently determine that the replacement Batch is not required, SERAGEN will bear the costs associated with the manufacture of the replacement Batch, up to the time of such determination. SERAGEN and COPHARMA will negotiate in good faith terms for the continuance or discontinuation of the manufacture of any such replacement Batch.

Subject to prior resolution of the dispute in accordance with the procedures set forth in Section 2.15, below in the event there is a dispute between COPHARMA and SERAGEN over whether a Batch is nonconforming, COPHARMA shall replace all non-conforming shipments at its expense, refund any payments made for the nonconforming shipment, and shall reimburse SERAGEN for any reasonable charges incurred by SERAGEN for shipping or storage, if applicable, of the non-conforming shipment. Any replacement Batch of PRODUCT to be manufactured by COPHARMA shall be invoiced by COPHARMA in accordance with the purchase order placed by SERAGEN for the nonconforming shipment of PRODUCT.

2.14 DESTRUCTION OF NONCONFORMING PRODUCT. COPHARMA shall destroy, after thorough investigation and upon determination that no further action can be taken, at COPHARMA's sole cost and expense, in accordance with all applicable laws and regulations (including, without limitation, environmental laws and regulations) and in a manner to which SERAGEN has given its prior written approval, PRODUCT deemed to be nonconforming in its possession that has been replaced or is to be replaced, and such PRODUCT shall not be sold, reprocessed, salvaged, reclaimed or otherwise reused in any manner by COPHARMA. SERAGEN, or its designees, shall return all rejected Batches to COPHARMA, at COPHARMA's expense, for destruction. Representatives of SERAGEN shall be permitted to witness the destruction of nonconforming PRODUCT under this section, and shall receive from COPHARMA proof of such destruction, upon written request.

2.15 RESOLUTION OF DISPUTES. In the event of dispute between the Parties over the validity of a Batch rejection for failure to meet PRODUCT Specifications, the Parties agree to submit a representative sample of the rejected Batch to a qualified independent cGMP test facility to be agreed upon by the Parties, and to accept the results of the testing performed by that facility as binding with regard to that Batch. The testing procedures utilized must be formerly transferred

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and qualified at the independent test facility prior to performing the testing.
The expense of such testing shall be borne by the losing Party.

In the event that the Parties cannot resolve a dispute regarding conformance with cGMPs and/or required MRR Documentation, the Parties shall submit the issue to a mutually agreed upon expert cGMP organization. The findings of the expert cGMP organization shall be binding on the Parties, absent manifest error. COPHARMA shall bear such expenses of the cGMP organization if the findings confirm the non-conformity, and SERAGEN shall bear such expenses if the findings confirm that the PRODUCT was manufactured in accordance with cGMPs and/or required MRR Documentation. The Parties agree to make all efforts in good faith to resolve disputes within 60 days.

2.16 ADDITIONAL SERVICES. Clinical product storage, cell line stock, storage, and reference standard storage and regulatory/CMC consulting requested by SERAGEN will be provided by COPHARMA all in accordance with cGMPs; and all other regulatory requirements and filings as applicable. A list of these additional services is shown in Exhibit F. The work scope and pricing of these additional services will be agreed to by the parties by the end of January 2000. The parties understand and agree that if the fermentation of additional ONTAK pellets is required in connection with the manufacture of PRODUCT, such additional fermentation will constitute an additional service requested by SERAGEN pursuant to this Section 2.16 and that if the parties are unable to agree upon the terms, including price, for the provision of such service, COPHARMA will be released from any obligation to supply PRODUCT until and unless such agreement is reached.

2.17 COMPLETION OF PRODUCT BATCHES WHICH ARE INCOMPLETE AS OF THE EFFECTIVE DATE. SERAGEN represents and warrants to COPHARMA that as of the Effective Date (upon which date COPHARMA is taking over operation of the Facility from Marathon Biopharmaceuticals, Inc., a wholly-owned subsidiary of SERAGEN) the PRODUCT Batches set forth on Exhibit G have not been completed. SERAGEN represents and warrants to COPHARMA that Exhibit G sets forth a list of each unfinished Batch. COPHARMA agrees that following the Effective Date it will complete the manufacture of the unfinished Batches listed on Exhibit G. As such Batches are finished COPHARMA will invoice SERAGEN for such Batches in the amounts set forth on Exhibit G and SERAGEN shall make payment for such Batches in the amounts specified on Exhibit G following the payment procedures set forth in this Agreement for Batches wholly manufactured by COPHARMA. For Batches which are in process as of the Effective Date and are completed by COPHARMA following the Effective Date, the Parties agree that COPHARMA bears no responsibility or liability for any work on such Batches through the Effective Date and the Parties agree that the representations, warranties, covenants and obligations of COPHARMA contained in this Agreement are applicable to such Batches only to the extent of the work on the Batches which COPHARMA completes.

2.18 REMOVAL OF REJECTED MATERIALS Within 30 days of execution of this agreement, SERAGEN and COPHARMA will convene a Material Review Board ("MRB") to determine disposition of rejected PRODUCT Batches and rejected fermentation pellets. Materials that are deemed rejected by this MRB will be disposed of according to approved procedures.

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                                   ARTICLE III

                          DEVELOPMENT SERVICES AND FEES

3.01 TECHNOLOGY SERVICES. COPHARMA agrees to provide and deliver to SERAGEN, on the terms set forth in this Agreement, the services described in Exhibit "D" (the "Technology Services"). All Batches of PDS or FFBP provided under the Technology Services shall be manufactured in accordance with appropriate application of GMP principles (i.e. using specified raw materials, preapproved development batch records available at the time of manufacture and subject to QA review of both parties.)

3.02 TECHNOLOGY SERVICES FEES. In consideration of COPHARMA's providing the Technology Services, SERAGEN agrees to pay COPHARMA for the Technology Services according to the payment schedule attached to this Agreement as Exhibit "E."

3.03 PAYMENT TERMS. COPHARMA will invoice SERAGEN on a monthly basis for Technology Services performed by COPHARMA for SERAGEN during the prior month, except for payment for GMP Comparability Batches or other GMP Batches produced under Technology Services, which shall be invoiced in the same manner as other PRODUCT Batches. Payment shall be due from SERAGEN to COPHARMA within thirty
(30) days of receipt of each invoice

3.04 MODIFICATION OF SERVICES. In the event the Parties agree to amend the scope of the Technology Services to be provided to account for changes in the specifications for FFBP, the Parties shall negotiate in good faith appropriate adjustments to the fees payable under Exhibit E. Any adjustments to Exhibits D or E shall be effective only if in writing.

3.05 PAYMENT LIMITS. The aggregate payment for Technology Services in year 2000 shall not exceed *** (***). The aggregate payment for Technology Services in year 2001 shall not exceed *** (***). If the maximum expenditures for the Technology Services set forth in this Section 3.05 are met in a given year and SERAGEN does not agree to waive such limit and continue to pay for additional Technology Services in accordance with the provisions of Section 3.03, then COPHARMA may immediately cease any further work on the Technology Services and all of COPHARMA'S obligations to provide the Technology Services will immediately terminate for that year. Further work on the Technology Services during the following year will continue from the stage where it was halted during the previous year.


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                                   ARTICLE IV

           MATTERS RELATED TO MANUFACTURE OF PRODUCT AND PROVISION OF
                              TECHNOLOGY SERVICES

4.01 FACILITIES; STAFFING; MATERIALS; EQUIPMENT. COPHARMA shall perform all manufacturing, storage, handling, packaging and testing of PRODUCT, testing of FDP and the Technology Services at its facility located at 97 South Street, Hopkinton, Massachusetts or other testing facility as agreed to by the parties. COPHARMA shall use commercially reasonable efforts to maintain at all times such staffing, supplies and equipment as are sufficient to ensure that it has the ability to supply PRODUCT and to perform the Technology Services in accordance with the terms of this Agreement. COPHARMA shall provide SERAGEN with sixty (60) days prior written notice, and receive SERAGEN'S prior written consent, before making any changes in the raw materials, process, procedures, suppliers, facilities, equipment, testing, packaging, labeling specifications or other significant changes and can not implement that change until necessary approvals are obtained from Regulatory Agencies by SERAGEN. A list of raw materials and other components to be used in the manufacture of PRODUCT is attached hereto as EXHIBIT C. COPHARMA shall formally qualify and approve suppliers of raw materials, reagents, solvents, and packaging components used in the manufacture of PRODUCT according to COPHARMA's written procedures consistent with cGMPs. Pursuant to cGMPs, only suppliers approved by COPHARMA's supplier qualification program shall be used in the manufacture of PRODUCT.

4.02 SUBCONTRACTING. Without SERAGEN's prior written consent, COPHARMA shall not enter into any subcontract with any third party for the provision of services under this Agreement, including the manufacture, storage, handling, packaging and testing of PRODUCT and FDP and the provision of the Technology Services. Any third party or contract laboratory used for the testing of PRODUCT or intermediates must, (i) be approved by SERAGEN in advance, (ii) have signed a confidentiality agreement with SERAGEN and (iii) have completed a successful qualification/validation between COPHARMA, or SERAGEN, or a SERAGEN designated contractor. A copy of the qualification/validation and procedures and results must be submitted by COPHARMA to SERAGEN for their approval prior to COPHARMA'S use of the contractor for the designated purposes.

4.03 AUDITS; ACCESS. SERAGEN'S authorized representative(s), after arranging at least five (5) business days in advance with COPHARMA, shall be allowed during regular business hours to examine and inspect that portion of the COPHARMA facilities required for the performance of this Agreement, including periodic inspections relating to the manufacture, testing, handling, storage, packaging and labeling of PRODUCT and to inspect and request copies of all MRR Documentation related to this Agreement, including, but not limited to, the following: Batch records, validation documentation, analytical results on raw materials, components, intermediates and final products, deviation reports, in process testing and PRODUCT reports, trend analysis reports, inspection reports generated by regulatory authorities and responses to reports and

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inspections by regulatory authorities (both edited to maintain client confidentiality). SERAGEN shall also be allowed to conduct routine annual cGMP audits of COPHARMA facilities. SERAGEN shall send a request to schedule an audit with COPHARMA within sixty (60) days of the proposed audit.

4.04 COOPERATION. COPHARMA shall provide reasonable cooperation in order that SERAGEN, among other things, may from time to time confirm COPHARMA's compliance with the provisions of Article IV, including COPHARMA's due and reasonable care in the storage of biological materials and COPHARMA's full compliance with all applicable Regulatory Requirements.

4.05 INFORMATION. COPHARMA shall provide SERAGEN copies of all MRR Documentation relating to the services provided and PRODUCT supplied under this Agreement. All such MRR Documentation shall be provided in a timely manner at the request of SERAGEN.

4.06 TAXES. Subject to the provisions of this Section 4.06, SERAGEN shall reimburse COPHARMA for all tariffs, duties and excise, sales or use, value added or other taxes or levies (collectively, "TAXES") that may be paid by COPHARMA with respect to the manufacture and sale to SERAGEN of the PRODUCT or the provision of the Technology Services or any other services by COPHARMA to SERAGEN pursuant to this Agreement. Notwithstanding the foregoing, SERAGEN shall have no reimbursement obligations under this Section 4.06 to the extent that (i) such Taxes are based on COPHARMA'S net income or (ii) such Taxes are recoverable or offset by COPHARMA, in whole or in part, as a credit, rebate, deduction or otherwise.

                                    ARTICLE V
                    STANDARDS OF CARE AND COMPLIANCE WITH LAW

5.01 GENERAL. COPHARMA shall supply PRODUCT and Technology Services in accordance with current regulatory standards prevailing in the biopharmaceutical industry. Without limiting the foregoing, COPHARMA shall exercise all due and reasonable care with regard to any biological raw materials, work-in-process, clinical products or finished products in its custody relating to the PRODUCT and its manufacture or the Technology Services.

5.02 COMPLIANCE WITH APPLICABLE LAW. COPHARMA shall comply with all applicable laws, requirements, rules, regulations and standards prescribed by public authorities (including the Food and Drug Act), in supplying PRODUCT and the Technology Services and shall maintain all necessary records to comply with these applicable laws, requirements, rules, regulations and standards. Without limiting the foregoing, COPHARMA shall comply with current Regulatory Requirements.

5.03 DOCUMENTS AND REPORTS. COPHARMA shall use commercially reasonable efforts to ensure that documents required to be retained according to cGMPs are stored in a confidential manner to maintain their integrity and protection from fire and other hazards, for the required length of storage. COPHARMA shall participate and provide information and data, excluding confidential business and proprietary information of COPHARMA, as are reasonably requested by SERAGEN to support drug product complaint investigations, annual product reviews, and error/accident reporting. COPHARMA shall cooperate fully with SERAGEN in promptly filing all documents and reports required or reasonably requested by any Regulatory Agency in a form reasonably acceptable to SERAGEN, and shall provide SERAGEN with such information and assistance as SERAGEN may require with regard to those filings, including all reports, authorizations, certificates, methodologies, specifications and other documentation in the possession of or under the control of COPHARMA, and shall ensure that the content of all submissions is suitable for regulatory filings.

5.04 DEBARMENT. COPHARMA represents and warrants to SERAGEN that it has neither been debarred nor is subject to debarment and that it will take commercially reasonable precautions to not use in any capacity, in connection with PRODUCT or the Technology Services to be supplied under this Agreement, any person who has been debarred pursuant to subsections 306(a) or 306(b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335a(a)) or who is the subject of a conviction described in such section. COPHARMA agrees to inform SERAGEN immediately in writing if it is, or it becomes aware that any person who is performing services hereunder on behalf of COPHARMA is, debarred or is the subject of a conviction described in subsections 306(a) or 306(b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335a(a)) or if any action, suit, claim, investigation, or proceeding is pending or, to the knowledge of COPHARMA, threatened relating to the debarment of COPHARMA or any person performing services on behalf of COPHARMA hereunder.

5.05 COMPLAINTS; ANNUAL PRODUCT REVIEWS; ACCIDENT REPORTING; ADVERSE EVENTS; ERROR/ACCIDENT REPORTING. COPHARMA shall participate and provide information and data, excluding confidential business and proprietary information of COPHARMA, as are reasonably requested by SERAGEN to support drug product complaint investigations, annual product reviews, and error/accident reporting. In the event that COPHARMA receives any complaint or report of adverse drug event(s) as defined by 21 C.F.R. 600.80 (an "Adverse Event") regarding the PRODUCT, regardless of its association with the PRODUCT, then COPHARMA shall notify SERAGEN in writing, by facsimile [858-550-1860] on or before the fifth calendar day following the receipt thereof; provided that COPHARMA shall notify SERAGEN in writing, by facsimile [858-550-1860] and by telephone [858-550-7750] within twenty four (24) hours of any fatal or life-threatening adverse event. SERAGEN shall have primary responsibility for fielding, investigating and responding to all PRODUCT complaints and Adverse Events. COPHARMA shall cause its manufacturing, quality assurance and quality control personnel to cooperate fully with SERAGEN, as appropriate and needed, to investigate any PRODUCT complaints or Adverse Events and to provide such information or assistance as is reasonably requested by SERAGEN in order to support SERAGEN's compliance with Adverse Event, field alert and other reporting requirements imposed by any Regulatory Agency. SERAGEN, as the product licensee for Regulatory Agency purposes, shall have the right to exercise full functional control over the resolution of complaints and Adverse Events as required by all applicable regulations. The Parties shall each report to the other on the resolution of complaints and Adverse Events.

5.06 NOTIFICATION OF POTENTIAL LIABILITY. Each Party shall notify the other in writing as soon as is reasonably possible following any event, including the receipt of any notice, warning, citation, finding, report or service of process or the occurrence of any release, spill, upset or discharge of hazardous wastes or substances, related to the PRODUCT or the Technology Services that could reasonably be expected to give rise to liability on the part of the other Party under any law, rule or regulation prescribed by a public authority or otherwise.

5.07 GOVERNMENTAL COMMUNICATIONS AND INSPECTIONS. COPHARMA will notify SERAGEN within twenty-four (24) hours of COPHARMA'S receipt of notice of any inspections of COPHARMA'S facilities relating to PRODUCT or the Technology Services, whether pre-scheduled or unannounced, by a Regulatory Agency and if possible shall give SERAGEN the opportunity to be present and observe such an inspection. The findings of these inspections shall be provided by COPHARMA to SERAGEN in a manner which protects the confidential information of third parties, to the extent they relate to or impact the manufacture, testing, packaging, storage or handling of PRODUCT for SERAGEN or the provision of Technology Services to SERAGEN. COPHARMA will notify SERAGEN within twenty-four (24) hours of receipt of any communications from a Regulatory Agency relating to the PRODUCT or the Technology Services, including any communication or directive from a Regulatory Agency commencing or threatening seizure of any PRODUCT or other removal from the market of any PRODUCT. If a written communication, the notifying Party shall attach a copy. Otherwise, the notifying Party shall provide a reasonable description to the other Party of the communication. SERAGEN shall have the right to review in advance and approve any response to the communication or investigation submitted by COPHARMA related to PRODUCT. The Parties shall cooperate fully with each other in providing the information needed for any such communication.

5.08 NOTIFICATION AND INVESTIGATION OF ALLEGED DEFECTS. In the event that any PRODUCT is alleged or proven not to meet the Specifications, the Party receiving notice of the failure shall notify the other Party immediately, and both Parties shall cooperate fully regarding the investigation and disposition of the matter.

5.09 ALLOCATION OF BURDEN OF PRODUCT RECALL. In the event (a) any government authority issues a request, directive or order that FDP prepared from PRODUCT supplied by COPHARMA to SERAGEN be recalled, or (b) a court of competent jurisdiction orders such a recall, or (c) SERAGEN or COPHARMA shall reasonably determine that the PRODUCT should be recalled, the parties shall take all appropriate corrective actions, and shall cooperate in the investigations surrounding the recall. In the event that such recall results from any cause or event arising from the manufacture, storage or handling of the PRODUCT by COPHARMA in a manner which does not comply with the Manufacturing and Release Requirements (excluding defects relating to packaging or labeling supplied by or prepared at the direction of SERAGEN), COPHARMA shall be responsible for all expenses of the recall (except that COPHARMA and SERAGEN shall share such expenses equally if such recall is due to a failure by SERAGEN to meet the Manufacturing and Release Requirements during a Process Improvement requested by or approved by SERAGEN) and COPHARMA shall promptly replace such PRODUCT at no additional cost to SERAGEN consistent with directions received from the appropriate governmental authority. In all other cases, SERAGEN shall be responsible for the expenses of recall, including the cost of replacement material for the PRODUCT. For the purposes of this

Agreement, the expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled PRODUCT and all other costs incurred in connection with such recall, but shall not include lost profits of either party.

5.10 MATERIAL SAFETY. During the term of this Agreement and for one year thereafter, COPHARMA shall promptly provide SERAGEN with all new information, excluding confidential business and proprietary information of COPHARMA, within its possession or control or otherwise available to COPHARMA from time to time regarding handling precautions, toxicity and hazards associated with the manufactured PRODUCT.

5.11 WASTE DISPOSAL. COPHARMA will conduct the manufacture, packaging, storage and testing of PRODUCT for SERAGEN and the provision of the Technology Services, including the disposal of all wastes generated thereby, in conformance with COPHARMA'S waste handling procedures and appropriate local, provincial or national environmental laws or regulations. SERAGEN shall provide COPHARMA with any information required for the environmental assessment, such as disposal requirements, etc. In this regard, COPHARMA will provide SERAGEN, upon SERAGEN's written request, with information, documents, and permits reasonable requested by SERAGEN for SERAGEN to perform an environmental assessment to be made available to the Regulatory Agency through SERAGEN'S Biologics License Application (BLA), BLA supplements and/or U.S. license, and as required by other appropriate regulatory authorities, prior to supply of PRODUCT to SERAGEN.


                                   ARTICLE VI
                      PRODUCT PRICING, PAYMENT AND DELIVERY

6.01 PRICING. Pricing of PRODUCT and of FDP release testing during the period ending *** of this Agreement shall be as specified in Exhibit B attached hereto. Pricing of additional services provided according to Section 2.16 during the period ending *** shall be agreed to by the parties by the end of January 2000. Pricing of PRODUCT stability testing and FDP stability testing during the period ending December 31, 2000 shall be as specified on Exhibit B.

     For periods after ***, the parties will negotiate the pricing of PRODUCT, of FDP release testing, and of additional services in good faith. For periods after ***, the parties will negotiate the pricing of PRODUCT and FDP stability testing in good faith. Pricing for fermentation of additional ONTAK pellets, if required in connection with the manufacture of PRODUCT, will be in addition to the fees set forth in Exhibit "B" and shall be negotiated by the parties in accordance with Section 2.16 of this Agreement.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6.02 PAYMENT TERM.

     (a) Except as otherwise set forth below, terms of payment for PRODUCT, shall be net thirty (30) days from COPHARMA QA release of PRODUCT and receipt from COPHARMA of a corresponding invoice by SERAGEN, provided there is then a valid purchase order from SERAGEN in effect for such released PRODUCT, unless a Batch is deemed nonconforming within said thirty (30) day period. Payment shall be net thirty (30) days following resolution of a dispute over nonconforming PRODUCT. Payment for PRODUCT, however, does not in any way impact SERAGEN's rights pursuant to Articles 2.11-2.15. The invoice from COPHARMA shall credit advance payments made by SERAGEN under subpart (b) to cover estimated material costs for PRODUCT.

     (b) As applies to production of PRODUCT: On *** of each year COPHARMA shall invoice SERAGEN for *** the raw materials costs for the Batches ordered by PO the preceding *** at the rate of ***/Batch. The remainder of the raw materials costs for the *** PO will be invoiced by COPHARMA to SERAGEN the following ***. On *** of each year, COPHARMA shall invoice SERAGEN for *** the raw materials costs for the Batches ordered by PO the preceding *** at the rate of ***/Batch. The remainder of the raw materials and preparation costs for the *** PO will be invoiced by COPHARMA to SERAGEN the following *** .

     For the year 2000 only COPHARMA shall invoice SERAGEN ***, 2000 for *** the raw materials costs for the Batches ordered by PO by *** of 2000 at the rate of ***/Batch. The remainder of the raw materials costs for the *** PO will be invoiced by COPHARMA to SERAGEN the following ***. On *** of 2000, COPHARMA shall invoice SERAGEN for *** the raw materials costs for the Batches ordered by PO on *** of 2000 at the rate of ***/Batch. The remainder of the raw materials and preparation costs for the *** PO will be invoiced by COPHARMA to SERAGEN the following *** .

     Payment by SERAGEN to COPHARMA shall be net thirty (30) days from the receipt of an invoice from COPHARMA for such estimated costs.

     (c) Terms of payment for FDP release testing shall be net thirty (30) days from COPHARMA QA approval of the Certificate of Analysis and receipt by SERAGEN of an invoice for the testing services.

     (d) Terms of payment for stability testing shall be net thirty (30) days from receipt by SERAGEN of an invoice submitted by COPHARMA on the last day of every month for scheduled work performed during that month.

     (e) Terms of payment for additional services provided under Section 2.16 shall be net thirty (30) days from receipt by SERAGEN of an invoice submitted by COPHARMA on the last


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

day of every month for scheduled work performed during that month.

6.03 ***

6.04 MATTERS AFFECTING PRICE OF PRODUCT AND FDP TESTING. The pricing of PRODUCT and FDP release and stability testing set forth on Exhibit B is based upon the current Manufacturing and Release Requirements for first generation PRODUCT, the anticipated Manufacturing and Release Requirements for second generation PRODUCT, and the current release and stability testing procedures for FDP, as well as current regulatory requirements. In the event that any regulatory requirements change or the manner of producing the PRODUCT or performing release and stability testing for FDP, as set forth on Exhibit A or as anticipated for second generation PRODUCT, changes, in such a way to increase or decrease the cost or burden on COPHARMA to manufacture the PRODUCT or perform such release and stability testing, the parties agree to negotiate an appropriate price adjustment.

     Similarly, the pricing of PRODUCT and FDP release and stability testing set forth on Exhibit B is based upon the number of inquiries, requests for information and explanation, and similar forms of correspondence which COPHARMA would expect to have from a customer of its contract manufacturing services. In the event that the burden of answering and dealing with such inquiries, requests for information and explanation, and other similar forms of correspondence from SERAGEN is greater than the burden associated with the provision of similar services to other customers the parties agree to negotiate appropriate pricing increases.

6.05 DELIVERY OF PRODUCT. Delivery shall be FOB the COPHARMA Plant located at 97 South Street, Hopkinton, Massachusetts or such other location as agreed to by the parties. SERAGEN shall, at its cost, ensure that adequate insurance coverage, for full replacement cost, exists on PRODUCT in transit to SERAGEN or its designee in the event that such PRODUCT is damaged, destroyed or lost, and shall bear all costs of such insurance. Title to and risk of loss of PRODUCT shall pass to SERAGEN or its designee at the time of SERAGEN QA release of PRODUCT.

                                   ARTICLE VII
                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY

7.01 CONFIDENTIALITY The Parties recognize that all non-public information including, where appropriate and without limitation, any information, know-how, patent disclosures, patent applications, structures, models, techniques, processes, compositions, compounds, apparatus and other confidential or proprietary data and information relating to the same of one Party disclosed to the other Party pursuant to this Agreement is of proprietary value and is to be considered highly confidential ("Proprietary Information"). The Parties agree not to use (except in accordance with this Agreement), and not to disclose to any third party, any Proprietary Information except with the prior written consent of the other Party. The foregoing obligations


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

shall survive the expiration or termination of this Agreement for a period of ten (10) years. For purposes of this Article VII, all confidential information specifically relating to the PRODUCT and its manufacture acquired or generated by COPHARMA on behalf of SERAGEN as a result of this Agreement shall be considered to be Proprietary Information disclosed by SERAGEN to COPHARMA, provided, however, that this shall not impact COPHARMA'S rights to file patent applications and prosecute, maintain, enforce and defend such applications and subsequently issued patents pursuant to the terms of Section 7.05 of this Agreement covering such Proprietary Information. The obligations of non-use and nondisclosure shall not apply to Proprietary Information that:

     (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by written records;

     (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach hereof by the receiving Party;

     (c) is subsequently disclosed to the receiving Party by a third party who has no confidentiality obligation to the disclosing Party with respect to the information disclosed;

     (d) is developed by the receiving Party independently of Proprietary Information or other information received from the disclosing Party and such independent development can be properly demonstrated by the receiving Party;

     (e) is disclosed to governmental or other regulatory authorities in order to obtain patents or to gain approval to conduct clinical trials or to market the PRODUCT, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

     (f) is necessary to be disclosed to sublicensees, agents, consultants, affiliates, or other third parties for the research and development, manufacturing, or marketing of the PRODUCT (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations and use restrictions contained in this Agreement and that the term of such obligations and restrictions for such third parties shall be no less than the term of such obligations and restrictions hereunder, but such disclosure may be only to the extent reasonably necessary for such purposes; or

     (g) is required to be disclosed by law or court order, PROVIDED that notice is promptly delivered to the other Party in order to provide it with an opportunity to seek a protective order or other similar order with respect to such Proprietary Information, but such disclosure may be only to the extent reasonably necessary to comply with the required disclosure, whether or not a protective order or other similar order is obtained by the other Party.

7.02 LICENSE. SERAGEN represents and warrants to COPHARMA that SERAGEN owns all rights necessary to manufacture, market, sell and distribute the PRODUCT and to perform the Technology Services. During the term of this Agreement, SERAGEN hereby grants to

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

COPHARMA a paid-up, royalty-free, non-exclusive license, without the right to sublicense or transfer, to all rights held by SERAGEN necessary to manufacture PRODUCT and to perform the Technology Services for SERAGEN under this Agreement, but only for such purposes and only to the extent necessary for COPHARMA to perform its obligations under this Agreement. The parties agree that the grant contained in this section is personal to COPHARMA only and COPHARMA agrees to make use of SERAGEN's confidential information only in accordance with this license and only by COPHARMA.

7.03 INTELLECTUAL PROPERTY.

     (a) All Intellectual Property worldwide to ideas, innovations or inventions (whether or not patentable) developed solely by COPHARMA and its employees during the course of fulfilling its obligations under this Agreement, including any Process Improvements for manufacture of PRODUCT, shall be solely owned by COPHARMA.

     (b) Intellectual Property worldwide to ideas, innovations or inventions (whether or not patentable) developed solely by SERAGEN and its employees while this Agreement is in force, including any Process Improvements, shall be solely owned by SERAGEN.

     (c) Intellectual Property worldwide to ideas, innovations or inventions (whether or not patentable ) developed jointly by COPHARMA and SERAGEN and their respective employees while this Agreement is in force, including any Process Improvements, shall be jointly owned by the Parties.

     (d) COPHARMA agrees to promptly disclose to SERAGEN as they occur any PRODUCT Intellectual Property developed by COPHARMA during the course of fulfilling its obligations under this Agreement. COPHARMA represents and warrants that all of its employees are obligated by written agreement to assign to COPHARMA any of their inventions that arise as a result of the provision of services under this Agreement.

7.04 EXCLUSIVE LICENSE. COPHARMA hereby grants to SERAGEN an irrevocable, worldwide, royalty free, fully paid-up exclusive license, with right to sublicense, under PRODUCT Intellectual Property or other Intellectual Property necessary or desirable to manufacture PRODUCT owned in whole or in part by COPHARMA, only for SERAGEN to make, have made, use and sell PRODUCT, and to offer PRODUCT for sale. The parties agree that this license does not apply to the use of Intellectual Property for purposes other than to make, have made, use and sell PRODUCT and COPHARMA retains all other rights to Intellectual Property, including the right to license such other rights. Upon request by SERAGEN, COPHARMA agrees to execute any documents necessary for SERAGEN to exercise its rights under the exclusive license granted under this provision.

7.05 PATENTS. With respect to Intellectual Property owned solely by SERAGEN or jointly by SERAGEN and COPHARMA under this Agreement, SERAGEN shall decide, at its sole discretion, whether, when and where to file a patent application and if SERAGEN decides to file a patent application, it shall be solely responsible for filing, prosecuting, maintaining, enforcing and defending such application or subsequently issued patent. Upon request by SERAGEN, COPHARMA shall provide SERAGEN with reasonable assistance in obtaining any copyright, patent or other Intellectual Property protection covering any Intellectual Property created or developed under this Agreement and owned solely or jointly by SERAGEN, provided that COPHARMA's costs are paid for by SERAGEN.

With respect to Intellectual Property owned solely by COPHARMA, COPHARMA shall first decide whether, when and where to file a patent application. If COPHARMA decides to file a patent application to protect Intellectual Property, it shall be solely responsible for filing, prosecuting, maintaining, enforcing and defending such application or subsequently issued patent. If COPHARMA decides not to file a patent application to protect PRODUCT Intellectual Property, or decides to abandon an existing patent or patent application covering PRODUCT Intellectual Property, it shall promptly notify SERAGEN of its decision and SERAGEN shall have the right to file a patent application to protect the PRODUCT Intellectual Property, or to maintain the existing patent or patent application. If SERAGEN exercises its rights to assume responsibility for PRODUCT Intellectual Property abandoned by COPHARMA under this provision, COPHARMA shall assign its rights to the PRODUCT Intellectual Property to SERAGEN and shall provide SERAGEN with reasonable assistance in obtaining patent protection, provided that COPHARMA's costs are paid for by SERAGEN.

7.06 NO PUBLICITY. No Party shall disclose the terms related to this Agreement without the prior written consent of the other Party. Nothing in the foregoing, however, shall prohibit a Party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing Party shall use good faith efforts to consult with the other Party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available. In addition, COPHARMA may disclose the identity of SERAGEN as a customer of COPHARMA to other customers and potential customers.

7.07 TRADEMARKS AND TRADE NAMES. The Parties hereby acknowledge and agree that neither Party has acquired, nor shall it acquire by virtue of this Agreement or the activities contemplated hereby, any interest in any of the other Party's trademarks or trade names.

7.08 INJUNCTIVE RELIEF. The Parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 7 by any Party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each Party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 7.

7.09 NO OTHER RIGHTS. Except as otherwise expressly set forth in this Agreement, it is understood and agreed by the Parties that this Agreement does not grant any license or other right under any Intellectual Property of the Parties.

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                                  ARTICLE VIII
                                 INDEMNIFICATION

8.01 INDEMNIFICATION BY SERAGEN. SERAGEN shall indemnify and hold harmless COPHARMA and its Affiliates, and their respective directors, officers, shareholders, employees, consultants and agents from and against all suits, claims, losses, demands, liabilities, damages, costs and expenses (including court costs, reasonable attorney's fees and reasonable investigative costs) (together "Liabilities") in connection with any suit, demand or action by any third party (a "Third Party Action") arising out of, resulting from or relating to: (a) the further processing, formulation, storage, labeling, promotion, marketing, use or sale of PRODUCT by SERAGEN, as long as the PRODUCT met or exceeded the Manufacturing and Release Requirements provided herein at the time of its release to SERAGEN and was manufactured in accordance with cGMPs, (b) breach of any representation, warranty, covenant or agreement contained in this Agreement by SERAGEN, (c) SERAGEN's negligence, recklessness or willful misconduct or the negligence, recklessness or willful misconduct of any employee or agent of SERAGEN, (d) any representation or warranty made by SERAGEN to its customers or users with respect to the PRODUCT, other than a representation that the PRODUCT conformed to the Manufacturing and Release Requirements at the time of its release to SERAGEN, or (e) any Third Party Action alleging that the PRODUCT or the production of the PRODUCT or provision of the Technology Services pursuant to the Agreement infringes any patent or other proprietary rights except to the extent such Third Party Action relates to the use of COPHARMA's patents or other proprietary rights which are not deemed Proprietary Information of SERAGEN; except in each case to the extent that any of the foregoing arises out of or results from the breach by COPHARMA of the terms of this Agreement or failure of COPHARMA to provide PRODUCT that meets or exceeds the Manufacturing and Release Requirements at the time of release to SERAGEN and was manufactured in accordance with cGMPs.

8.02 INDEMNIFICATION BY COPHARMA. COPHARMA shall indemnify and hold harmless SERAGEN and its Affiliates, and their respective directors, officers, shareholders, employees, consultants and agents from any and all Liabilities to third parties to the extent that such Liability arises from: (a) COPHARMA'S failure to meet the Manufacturing and Release Requirements, (b) COPHARMA'S negligence, recklessness, or willful misconduct in the manufacture, handling, storage, testing or packaging of PRODUCT, (c) COPHARMA'S failure to manufacture PRODUCT in accordance with cGMPs, (d) COPHARMA'S failure to reasonably comply with all laws, regulatory filings, rules or regulations applicable to its performance under this Agreement, or (e) breach of any representation, warranty, covenant or agreement contained in this Agreement by COPHARMA.

8.03 INDEMNIFICATION PROCEDURES. As a condition of the indemnification rights provided in this Article 8, the indemnified Party shall promptly notify the indemnifying party in writing of any claim, action or suit (the "Asserted Liability") potentially giving rise to the indemnification obligation hereunder. The indemnifying party may elect to compromise or defend, and control the defense of, at its own expense and by counsel reasonably satisfactory to the indemnified party, any such Asserted Liability, provided that the indemnified party shall have no liability under any compromise or settlement agreed to by the indemnifying party which it has not approved in writing. The indemnified party shall cooperate upon the request and at the expense of the indemnifying party, in the compromise of, or defense against, such Asserted Liability. If the indemnifying party elects not to compromise or defend the Asserted Liability, or fails to notify the indemnified party of its election as herein provided, the indemnified party may pay, compromise or defend such Asserted Liability and receive full indemnification for its losses as provided in Sections 8.01 or 8.02 hereof, including all costs of defending such suit. In any event, the indemnified party and the indemnifying party may participate, at their own expense, in the defense of such Asserted Liability. If the indemnifying party chooses to defend any claim, the indemnified party shall make available to the indemnifying party any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the indemnifying party, in which event the indemnified party shall be reimbursed for its out-of-pocket expense.

8.04 SURVIVAL OF REMEDIES. All limitations on either Party's remedies and liabilities under this Article VIII shall survive the expiration, termination or cancellation of this Agreement.

8.05 LIMITATION OF LIABILITY.

     (a) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT.

     (b) THE MAXIMUM AGGREGATE LIABILITY OF COPHARMA FOR ALL CAUSES OF ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING UNDER ARTICLE 8.02 (INDEMNIFICATION), LIABILITY ARISING FROM A BREACH OF THIS AGREEMENT OR NONPERFORMANCE UNDER THIS AGREEMENT, AND LIABILITY ARISING OUT OF OR RELATED TO THE MANUFACTURE OF PRODUCT, THE PROVISION OF THE TECHNOLOGY SERVICES, AND THE PROVISION OF OTHER SERVICES PROVIDED BY COPHARMA PURSUANT TO THIS AGREEMENT, SHALL BE THE DIFFERENCE BETWEEN (A) THE SUM OF (I) THE AMOUNT WHICH COPHARMA WOULD BE ABLE TO RECOVER IN CONNECTION WITH ANY SUCH CAUSES OF ACTION UNDER THE INSURANCE POLICY DESCRIBED IN SECTION 8.06(B) BELOW IF COPHARMA TOOK COMMERCIALLY REASONABLE STEPS TO MAINTAIN AND COLLECT UNDER SUCH INSURANCE AND (II) THE AMOUNT PAID BY SERAGEN TO COPHARMA PURSUANT TO THIS AGREEMENT FOR THE MANUFACTURE OF PRODUCT, THE PROVISION OF THE TECHNOLOGY SERVICES AND THE PROVISION OF SUCH OTHER SERVICES DURING THE TWELVE (12) MONTHS PRIOR TO ANY EVENT GIVING RISE TO LIABILITY AND (B) THE AMOUNT OF ALL PREVIOUS AGGREGATE LIABILITY OF COPHARMA FOR CAUSES OF ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE LIMITATION ON COPHARMA'S AGGREGATE LIABILITY CONTAINED IN THE PRECEDING SENTENCE SHALL NOT APPLY TO LIABILITY ARISING FROM COPHARMA'S WILLFUL MISCONDUCT IN THE MANUFACTURE, HANDLING, STORAGE, TESTING OR PACKAGING OF PRODUCT; PROVIDED THAT

THIS SENTENCE SHALL NOT APPLY TO COPHARMA'S FAILURE TO MANUFACTURE AND SUPPLY PRODUCT PURSUANT TO THIS AGREEMENT, EVEN IF WILLFUL.

8.06 INSURANCE.

     (a) Throughout the Term, SERAGEN shall obtain and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, personal injury liability, blanket contractual liability and broad form property damage liability) with limits of not less than $3,000,000 combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause. Without limiting the foregoing, SERAGEN shall obtain and maintain, at its sole expense, product liability insurance relating to the PRODUCT that is comparable in type and amount to the insurance it maintains with respect to its most similar other products. With respect to all insurance coverage required under this clause (a):
(i) SERAGEN shall, promptly upon COPHARMA's request, furnish COPHARMA with certificates of insurance evidencing such insurance; and (ii) all policies shall include provisions for at least 30 days' prior written notice of any material change or cancellation (whether for non-payment or otherwise).

     (b) Throughout the Term, COPHARMA shall obtain and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, blanket contractual liability and broad form property damage liability) with limits of not less than $3,000,000 combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause. During the Term, COPHARMA shall obtain and maintain worker's compensation insurance as required under Massachusetts law and employer's liability insurance with a limit of not less than $1,000,000. With respect to all insurance coverage required under this clause (b): (i) COPHARMA shall, promptly upon SERAGEN's request, furnish SERAGEN with certificate of insurance evidencing such insurance; and (ii) all policies shall include provisions for at least 30 days' prior written notice of any material change or cancellation (whether for non-payment or otherwise). COPHARMA shall use its best efforts to obtain and maintain five-year tail coverage for the above-mentioned insurance.

                                   ARTICLE IX
                         WARRANTIES AND REPRESENTATIONS

9.01 REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each Party represents and warrants to the other that (a) it is a corporation, duly organized and validly existing under the laws of the State of Delaware; (b) it has all requisite corporate power and authority to own its properties, conduct its business as presently conducted, and enter into and perform its obligations under this Agreement; (c) it has taken all necessary corporate action to authorize this Agreement; (d) it has duly executed and delivered this Agreement and this Agreement constitutes its legal and valid obligation, enforceable against it in accordance with its terms; (e) the execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not (i) violate any other agreement or instrument of any nature to which it is a party or by which it is bound, (ii) violate any law, rule or regulation to which it is subject or by which it is bound, or (iii) require any filing, approval, authorization, permit or license from or with any governmental authority which has not been made or obtained, PROVIDED, HOWEVER, that COPHARMA makes no representation or warranty concerning any approvals or consents which may be required for, or in connection with, the transfer of any Permits (as defined in the Asset Purchase Agreement, dated the date hereof, between COPHARMA, SERAGEN, LIGAND and Marathon Biopharmaceuticals, Inc. (the "Asset Purchase Agreement")) required for COPHARMA'S operation of the Business (as defined in the Asset Purchase Agreement) or COPHARMA'S use of the Facility or the Purchased Assets (as defined in the Asset Purchase Agreement) following the Closing (as defined in the Asset Purchase Agreement) or the performance of any of the COPHARMA'S obligations under this Agreement.

9.02 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SERAGEN. SERAGEN represents that it is not aware of any asserted or threatened claim or demand that it believes may be enforced against its patents and other proprietary rights relating to the PRODUCT or the Technology Services, and in entering into this Agreement, to its knowledge it will not infringe on any patent or other proprietary rights of any third party. SERAGEN further represents that operations which are critical to its performance under this Agreement, particularly with regard to computer systems and applications, will be "Year 2000 ready". "Year 2000 ready" means that operations will not be adversely affected by the occurrence of the year 2000 and that computer systems and applications will operate and (1) will correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the year 2000, or in a year preceding or following the year 2000; and (2) will not cause or result in an abnormal termination or ending.

9.03 REPRESENTATIONS AND WARRANTIES OF COPHARMA. COPHARMA represents and warrants that, at the time of delivery of the PRODUCT to SERAGEN, the PRODUCT will (a) have been manufactured, stored and shipped in accordance with current Regulatory Requirements and cGMPs, (b) will meet or exceed the Manufacturing and Release Requirements, and (c) not be adulterated or misbranded under the Food and Drug Act or any other applicable law, rule or regulation.

9.04 REMEDIES. In the event that any PRODUCT provided by COPHARMA was not manufactured in accordance with cGMPs, and/or fails to meet the Manufacturing and Release Requirements or the warranties provided herein, SERAGEN'S sole remedy with respect to a rejected Batch shall be the re-supply, at COPHARMA'S cost, of (1) lost fermentation pellets; and (2) said non-conforming PRODUCT in a non-defective form meeting the Manufacturing and Release Requirements.

9.05 DISCLAIMER OF WARRANTIES. THE PARTIES ACKNOWLEDGE AND AGREE THAT ALL SERVICES PROVIDED UNDER THIS AGREEMENT WILL BE PERFORMED BY COPHARMA AT THE DIRECTION OF SERAGEN. COPHARMA DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE OR ANY WARRANTIES OF PATENT VALIDITY OR FREEDOM OF OR FROM PATENT INFRINGMENT, WITH RESPECT TO ANY PRODUCT OR SERVICES DELIVERED UNDER THIS AGREEMENT (OTHER THAN THOSE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT).


                                    ARTICLE X
                              TERM AND TERMINATION

10.01 TERM. This Agreement shall commence on the later of (i) January 7, 2000 and (ii) the Closing Date (as defined in Section 1.8 of the Asset Purchase Agreement) (the later of (i) or (ii) being the "Effective Date") and shall continue in full force and effect until ***, unless earlier terminated, in whole or in part, in accordance with the provisions of Section 10.02, 10.03, 10.04, 10.05, 10.06 or 10.07 below (the "Term"). Beginning ***, the parties will enter into negotiations for a period not to exceed *** (***) *** concerning whether they desire to extend this Agreement beyond ***, and if so, the terms and conditions for any such extension.

10.02 TERMINATION FOR BREACH OR DEFAULT. On any material breach of or default under this Agreement by either Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") shall have the right to serve notice (a "Preliminary Termination Notice") on the Breaching Party of the Non-Breaching Party's intention to terminate this Agreement if the breach is not cured within *** following the Breaching Party's receipt of the Preliminary Termination Notice. The Preliminary Termination Notice shall state the cause for the Non-Breaching Party's intention to terminate this Agreement. If the Breaching Party does not remedy the breach or default within the *** period, the Non-Breaching Party shall have the right to terminate this Agreement effective immediately upon provision of further notice (the "Final Termination Notice") to the Breaching Party, and following the provision of the Final Termination Notice, this Agreement and all rights, privileges and licenses granted under this Agreement shall automatically terminate and neither Party shall have any further rights, duties or obligations under this Agreement except


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                                       26
as may have then accrued under this Agreement before termination or except as otherwise provided in this Agreement. If, at any time before receipt of the Final Termination Notice, the Breaching Party has remedied the default, this Agreement shall continue in full force and effect as if the Final Termination Notice had not been given.

COPHARMA may terminate the Agreement for a material breach of or default under the Agreement by LIGAND in the same manner as COPHARMA would terminate above for such a breach or default by SERAGEN.

10.03 TERMINATION FOR FORCE MAJEURE. If an event under Section 11.10 causes the failure of performance of a party for a period of ninety (90) days or more, any Party to this Agreement, including the Party whose performance has failed pursuant to Section 11.10, shall have the right to terminate this Agreement upon written notice to the other Parties.

10.04 TERMINATION FOR REGULATORY ISSUES RELATED TO FACILITY TRANSFER. If any Regulatory Agency or other governmental agency or instrumentality objects to the transfer of the Facility to COPHARMA or COPHARMA'S manufacture of PRODUCT at the Facility following the Effective Date, or suspends or terminates any validation or approval in connection with such Facility transfer then both parties resolve to work together diligently to resolve the problems and implement remedies sufficient to regain approval. All obligations to supply and order PRODUCT shall be suspended until necessary approvals are reinstated.

10.05 BANKRUPTCY. SERAGEN shall have the right to terminate this Agreement effective immediately in the event COPHARMA files a voluntary petition in bankruptcy, is adjudicated as bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within fifteen (15) days an involuntary petition in bankruptcy filed against it COPHARMA shall have the right to terminate this Agreement effective immediately in the event SERAGEN or LIGAND files a voluntary petition in bankruptcy, is adjudicated as bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within fifteen (15) days an involuntary petition in bankruptcy filed against it.

10.06 TERMINATION OF TECHNOLOGY SERVICES. With respect only to Technology Services provided under Article III, either Party may terminate this Agreement upon ***written notice to the other Party. Termination under this Section 10.06 shall not affect the commercial supply and related services provided under
Article II, except that if the Technology Services are not completed PRODUCT shall not be deemed to include FFBP.

10.07 TERMINATION OF ADDITIONAL SERVICES. With respect only to additional services provided under Section 2.16, either Party may terminate this Agreement upon *** written notice to the other Party. Termination under this Section 10.07 shall not affect the commercial supply and related services provided under
Article II or development services provided under Article III.


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                                       27

10.08 CONSEQUENCES OF TERMINATION.

     (a) Nothing in this Agreement shall be construed to release either Party from any obligation that matured (including, without limitation, the obligation to make payment for PRODUCT manufactured or Technology Services or other services rendered prior to such termination, or thereafter, if rendered in accordance in this Section 10.08) or any breach of this Agreement that occurred before the effective date of termination; provided, however, that upon any termination of this Agreement COPHARMA shall cease any further provision of Technology Services and, except as set forth below, shall cease all other services under this Agreement as well. Upon a termination of this Agreement, in addition to payment for the PRODUCT, Technology Services and other services rendered prior to such termination, SERAGEN shall be responsible for paying to COPHARMA the amounts of any outstanding commitments to which COPHARMA has obligated itself in connection with COPHARMA'S performance under this Agreement and which COPHARMA is unable, using reasonable commercial efforts, to terminate.

     (b) In the event of termination of this Agreement for a material breach or default by COPHARMA (except for matters covered by Section 11.10 of this Agreement), COPHARMA shall, if COPHARMA is able and SERAGEN elects for COPHARMA to do so, *** Upon purchase by SERAGEN in accordance with this Agreement, the materials and components specified in (i) of the preceding sentence shall become the exclusive property of SERAGEN.

     In the event that this Agreement is terminated for a breach or default of SERAGEN or LIGAND then, in addition to the provisions set forth above, SERAGEN shall pay to COPHARMA, as liquidated damages and not as a penalty, (i) the amount SERAGEN would have had to pay if COPHARMA had manufactured all remaining PRODUCT called for by the forecasts for PRODUCT in effect at the time of such termination, less the estimated costs COPHARMA would have incurred in providing such PRODUCT according to article 6.02(b) and (ii) the amount SERAGEN would have had to pay if COPHARMA had performed the remaining Technology Services called for through December 31, 2001, less the estimated costs COPHARMA would have incurred in providing such Technology Services. Such payments shall be made in a lump sum amount on the date of the termination of this Agreement.

The obligations under Sections 4.06, Taxes, this Article X, Section 5.09, Allocation of Burden of Product Recall, Article IX, Warranties and Representations, Article VII, Confidentiality and Intellectual Property and
Article VIII, Indemnification, shall survive expiration or termination of this Agreement or any extensions thereof. With respect to confidential information exchanged under Article VII, upon termination of this Agreement the receiving Party shall return all confidential information to the disclosing Party.

10.09 LIMITATION OF LIABILITY.


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                                       28

     (a) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT.

     (b) THE MAXIMUM AGGREGATE LIABILITY OF COPHARMA FOR ALL CAUSES OF ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING UNDER ARTICLE 8.02 (INDEMNIFICATION), LIABILITY ARISING FROM A BREACH OF THIS AGREEMENT OR NONPERFORMANCE UNDER THIS AGREEMENT (INCLUDING LIABILITY ASSOCIATED WITH OR ARISING OUT OF SERAGEN'S ATTEMPT TO FIND ALTERNATE SOURCES OF SUPPLY IN THE EVENT OF COPHARMA'S NONPERFORMANCE OR BREACH), AND LIABILITY ARISING OUT OF OR RELATED TO THE MANUFACTURE OF PRODUCT, THE PROVISION OF THE TECHNOLOGY SERVICS, AND THE PROVISION OF OTHER SERVICES PROVIDED BY COPHARMA PURSUANT TO THIS AGREEMENT, SHALL BE THE DIFFERENCE BETWEEN (A) THE SUM OF (I) THE AMOUNT WHICH COPHARMA WOULD BE ABLE TO RECOVER IN CONNECTION WITH ANY SUCH CAUSES OF ACTION UNDER THE INSURANCE POLICY DESCRIBED IN SECTION 8.06(B) ABOVE IF COPHARMA TOOK COMMERCIALLY REASONABLE STEPS TO MAINTAIN AND COLLECT UNDER SUCH INSURANCE AND (II) THE AMOUNT PAID BY SERAGEN TO COPHARMA PURSUANT TO THIS AGREEMENT FOR THE MANUFACTURE OF PRODUCT, THE PROVISION OF THE TECHNOLOGY SERVICES AND THE PROVISION OF SUCH OTHER SERVICES DURING THE TWELVE (12) MONTHS PRIOR TO ANY EVENT GIVING RISE TO LIABILITY AND (B) THE AMOUNT OF ALL PREVIOUS AGGREGATE LIABILITY OF COPHARMA FOR CAUSES OF ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE LIMITATION ON COPHARMA'S AGGREGATE LIABILITY CONTAINED IN THE PRECEDING SENTENCE SHALL NOT APPLY TO LIABILITY ARISING FROM COPHARMA'S WILLFUL MISCONDUCT IN THE MANUFACTURE, HANDLING, STORAGE, TESTING OR PACKAGING OF PRODUCT; PROVIDED THAT THIS SENTENCE SHALL NOT APPLY TO COPHARMA'S FAILURE TO MANUFACTURE AND SUPPLY PRODUCT PURSUANT TO THIS AGREEMENT, EVEN IF WILLFUL.

     (c) IN ADDITION TO BEING SUBJECT TO THE LIMITATION ON AGGREGATE LIABILITY SET FORTH ABOVE, IN THE EVENT THAT SERAGEN MUST COVER FOR ANY BREACH OR NONPERFORMANCE OF COPHARMA, THE MAXIMUM LIABILITY OF COPHARMA TO SERAGEN FOR THE COSTS ASSOCIATED WITH ANY SUCH COVER SHALL BE *** PER BATCH OF PRODUCT FOR WHICH SUCH COVER IS REQUIRED.

10.10 LIMITATION OF REMEDIES FOLLOWING DECEMBER 31, 2002. Notwithstanding any other provisions of this Agreement to the contrary, SERAGEN'S sole remedy for any breach or nonperformance under this Agreement by COPHARMA which occurs on or after December 31, 2002, shall be to (i) terminate this Agreement, (ii) require COPHARMA to transfer all raw


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                                       29
materials used in the manufacture of PRODUCT which have been paid for by SERAGEN and are in COPHARMA'S possession to an alternate supplier of PRODUCT designated by SERAGEN and (iii) have COPHARMA technical personnel available for reasonable assistance in effecting such transfer of the manufacture of PRODUCT for a period of six (6) months from the effective date of termination. SERAGEN shall not be entitled to any damages in connection with a termination covered by this Section 10.10.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01 NOTICES. All notices or other communications that are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by registered or certified mail, return receipt requested, postage prepaid, by facsimile transmission, by reputable overnight courier service of national reputation, or by hand, addressed as follows:

                  If to COPHARMA:

                         COPHARMA, INC.
                         97 South Street
                         Hopkinton, Massachusetts 01748
                         Facsimile:  (508) 497-0777
                         Attention:       President

                  If to SERAGEN:

                          Seragen, Inc., c/o Ligand Pharmaceuticals Inc. 10275 Science Center Drive
                          San Diego, CA  92121
                          Attention: Phillip Duffy, Vice President
                             Manufacturing & Technical Operations
                          Facsimile:  (858) 550-1826

                  If to LIGAND:

                          10275 Science Center Drive
                          San Diego, CA  92121
                          Attention: Phillip Duffy, Vice President
                             Manufacturing & Technical Operations
                          Facsimile: (858) 550-1826


or to such other address as either Party may be notice to the other Party have directed.


11.02. FURTHER ASSURANCES. Each Party to this Agreement covenants and agrees that it will promptly, during the term and on the request of the other Party, execute, acknowledge and deliver or otherwise properly authenticate, as may be required by law, all documents, instruments, applications, assignments, registrations, or other legal papers necessary to effectuate the provisions of this Agreement.

11.03 ASSIGNMENT. SERAGEN may assign this Agreement and the rights and obligations hereunder granted to SERAGEN without prior written approval of COPHARMA, provided that the party to whom the Agreement is assigned agrees in writing with COPHARMA to be bound by all of the terms of this Agreement. COPHARMA shall not assign this Agreement without the prior written consent of SERAGEN, which consent shall not be unreasonably withheld, however, COPHARMA may, without such written consent, assign this Agreement, and its rights and objections hereunder, in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. In the event of any assignment, performance shall be guaranteed by the assignor in form satisfactory to the other Party.

11.04 EFFECTS. This Agreement is binding on, and shall redound to the benefit of, the Parties to this Agreement and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement does not create or confer, and is not to be construed as creating or conferring, any right, remedy, claim or benefit on any third party, other than the respective successors and permitted assigns of the Parties to this Agreement.

11.05 WAIVERS AND AMENDMENTS. Any amendment or supplementation of this Agreement or any waiver of any term or condition of this Agreement shall be effective only if in writing. A waiver of any breach of any of the terms or conditions of this Agreement is not in any way to be construed as a waiver of any subsequent breach.

11.06 SEVERABILITY. In the event that any one or more of the provisions of this Agreement is determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whom the benefit of the provision exists, be in any way impaired.

11.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together constitute one and the same instrument.

11.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict-of-laws rules of Massachusetts law.

11.09 ENTIRE AGREEMENT. This Agreement (including the Exhibits), the Asset Purchase Agreement of even date herewith and of its all attachments, and all other documents executed in connection with the consummation of the transactions contemplated by these agreements contain the entire agreement among the parties with respect to the supply of PRODUCT and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

11.10 FORCE MAJEURE. Any delays in or failure by either Party in performance of any obligations hereunder shall be excused if and to the extent caused by such occurrences beyond such Party's reasonable control, including, but not limited to, acts of God, strikes, or other labor disturbances, war, whether declared or not, sabotage, product shortages, acts or omissions of governmental authorities, including, without limitation, failure to receive required regulatory approvals or revocation or suspension of required regulatory approvals, and other causes, whether similar or dissimilar to those specified which cannot reasonably be controlled by the Party who failed to perform. Upon request from SERAGEN, COPHARMA shall use commercially reasonable efforts to provide contingency plans for occurrences as described in this Section at such time as they may be required, provided that COPHARMA shall not be required, as part of such contingency plans, to take steps which are commercially unreasonable.

11.11 INDEPENDENT CONTRACTORS. The status of the Parties under this Agreement is that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor may either Party represent to any person that it has any such right or authority. Nothing in this Agreement is to be construed as establishing a partnership or joint venture relationship between the Parties.

11.12 HEADINGS. Headings are used in this Agreement for convenience only and shall not affect any construction or interpretation of this Agreement.


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                                       32

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SERAGEN, INC.                            COPHARMA, INC.

By: /S/PAUL V. MAIER                     By: /S/SAMUEL ACKERMAN
    ------------------                       --------------------


Title: CEO                               Title:
       --------------                          --------------


Date: --------------                     Date: --------------


LIGAND PHARMACEUTICALS
INCORPORATED

By:      /S/WILLIAM L. RESPESS
         ----------------------

Title:
       ------------------------

Date:
       ------------------------


              [Signature page to Supply and Development Agreement]

                                   EXHIBIT "A"
                     MANUFACTURING AND RELEASE REQUIREMENTS


Manufacturing and Release Requirements for PDS are as specified in Biologics License Application #97-1325 and its supplements.

MRR Documentation is defined as copies of the following:

a)   All production batch records

b)   All QC Test/Request Forms (result worksheets) and associated data

c)   Dynamic monitoring performed during processing

d)   Any alert/action notifications generated during processing

e)   Any planned or unplanned deviations associated with the PRODUCT

f)   Any out of specification result investigations associated with the PRODUCT

g) The Certificate of Analysis for the batch lot comparing testing to specifications

h)   The appropriate disposition notification for the Batch

i)   The Client Authorization/Notification form

                                   EXHIBIT "B"
                                     PRICING

COPHARMA will provide SERAGEN's PRODUCT requirements during the term of the Agreement at a price of *** per Batch for PDS and *** per Batch for FFBP.

COPHARMA will provide FDP release testing at a price of *** per Lot for the year 2000 and at a price of *** per Lot for each succeeding year through ***.

COPHARMA will provide stability testing (PRODUCT and FDP) at a price of ***/timepoint for clinical Lots and a price of ***/timepoint for commercial Batches and Lots.





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


                                   EXHIBIT "C"
                    KEY RAW MATERIALS AND APPROVED SUPPLIERS

RAW MATERIALS - CLIENT USE



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*** Portions of this page have been omitted pursuant to a request for
Confidential Treatment and filed separately with the Commission.

RAW MATERIALS - CLIENT USE




                                      ***










*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

RAW MATERIALS - CLIENT USE




                                      ***










*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

QA APPROVED VENDOR LIST



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*** Portions of this page have been omitted pursuant to a request for
Confidential Treatment and filed separately with the Commission.

QA APPROVED VENDOR LIST





                                       ***










*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT "D"
                               TECHNOLOGY SERVICES


I.  ONTAK 1ST GENERATION POLYSORBATE MODIFICATION




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II.      ONTAK SECOND GENERATION DEVELOPMENT




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*** Portions of this page have been omitted pursuant to a request for
Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT "E"
                          FEES FOR TECHNOLOGY SERVICES

                        TECHNOLOGY SERVICES FEES FOR PDS
                                    YEAR 2000


PART I ITEMS:
   SERVICE ITEMS                       PRICING           EST. COMPLETE



       ***                               ***                   ***




* Dates are estimated starting dates, not completion dates, for real time stability studies


PART II ITEMS:
   SERVICE ITEMS                       PRICING           EST. COMPLETE



       ***                               ***                   ***





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                    TECHNOLOGY SERVICES FEES FOR FFBP AND PDS
                                    YEAR 2001


PART I ITEMS:
   SERVICE ITEMS                       PRICING           EST. COMPLETE



       ***                               ***                   ***




PART II ITEMS:
   SERVICE ITEMS                       PRICING           EST. COMPLETE



       ***                               ***                   ***






* Dates are estimated starting dates, not completion dates, for real time stability studies



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT "F"
                               ADDITIONAL SERVICES





                                       ***









*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT "G"
                           INCOMPLETE PRODUCT BATCHES

THE COSTS FOR COMPLETION OF INCOMPLETE PRODUCT BATCHES ARE AS FOLLOWS:

         BATCH #                                  COST TO COMPLETE






                                      ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.